UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 23, 2015

Date of report (date of earliest event reported)

DIGI INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34033	41-1532464
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 912-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On October 23, 2015, Digi International Inc. (“Digi”) entered into a stock purchase agreement (the “Purchase Agreement”) with West Monroe Partners, LLC (the “Buyer”), pursuant to which the Buyer acquired all of the outstanding capital stock of Digi’s wholly owned subsidiary, Etherios, Inc. (“Etherios”), for a purchase price of $9 million in cash, subject to customary purchase price adjustments. Of the total purchase price, $4 million, less certain transaction costs of approximately $1.1 million withheld for certain employee related liabilities, was paid to Digi at closing, $3 million will be paid to Digi on October 23, 2016, and the remaining $2 million will be paid to Digi on October 23, 2017.

The Purchase Agreement contains customary representations, warranties and covenants by each of Digi and the Buyer, as well as customary indemnification provisions among the parties.

The Purchase Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about Digi in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by Digi. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specified dates, were solely for the benefit of the parties to the Purchase Agreement, and are subject to limitations agreed upon by the parties to the Purchase Agreement, including being qualified by confidential disclosure schedules provided by the parties in connection with the execution of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement have been made for the purposes of allocating risk between the parties to the Purchase Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts about Digi, Etherios or Etherios’s business. The representations and warranties set forth in the Purchase Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of Digi or Etherios, any of their respective subsidiaries or affiliates, or Etherios’s business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Digi’s public disclosures.

The foregoing description of the Purchase Agreement is not complete and is qualified by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 23, 2015, the Company completed the sale of Etherios pursuant to the Purchase Agreement. The information in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

99.1	Unaudited pro forma condensed consolidated financial information

(d)	Exhibits.

2.1	Stock Purchase Agreement dated as of October 23, 2015*

*	Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: October 29, 2015

DIGI INTERNATIONAL INC.

By:	/s/ David H. Sampsell
David H. Sampsell
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

2.1	Stock Purchase Agreement dated as of October 23, 2015	Filed Electronically

99.1	Unaudited pro forma condensed consolidated financial information	Filed Electronically